Exhibit 99.1
Arvinas Reports Second Quarter 2025 Financial Results and Provides Corporate Update
– Submitted New Drug Application for vepdegestrant for the treatment of ESR1m, ER+/HER2- advanced or metastatic breast cancer –
– Presented ARV-102 SAD and MAD data from the Phase 1 clinical trial in healthy volunteers; initiated dosing in patients with Parkinson’s disease –
– Presented preclinical data from ARV-393 program demonstrating single-agent activity and favorable combinability profile –
– Initiated Phase 1 clinical trial evaluating ARV-806 in patients with solid tumors harboring KRAS G12D mutations –
– Company to host conference call today at 8:00 a.m. ET –
NEW HAVEN, Conn., Aug 06, 2025 -- Arvinas, Inc. (Nasdaq: ARVN), a clinical-stage biotechnology company working to develop a new class of drugs based on targeted protein degradation, today reported financial results for the second quarter ended June 30, 2025, and provided a corporate update.
“It was an eventful and exciting quarter at Arvinas, with significant clinical and regulatory progress across our pipeline of PROTAC degraders,” said John Houston, Ph.D., Chairperson, Chief Executive Officer and President at Arvinas. “The recent submission of a New Drug Application to the U.S. Food and Drug Administration for vepdegestrant represents a truly significant first for Arvinas – the first PROTAC degrader to enter clinical trials and have a positive readout in a Phase 3 clinical trial, and the first ever new drug application submitted for a PROTAC. We also continued to advance our early-stage programs, presenting compelling first in human data from ARV-102, our LRRK2 degrader, and preclinical data for our BCL6 degrader, ARV-393, as well as initiating a Phase 1 clinical trial with our KRAS G12D degrader, ARV-806. We have multiple near-term clinical and regulatory milestones, and our programs offer a rich set of catalysts over the next 12 months.”
2Q 2025 Business Highlights and Recent Developments

Vepdegestrant: Oral PROTAC ER degrader
As part of Arvinas’ global collaboration with Pfizer, the companies:
•Submitted a New Drug Application to the U.S. Food and Drug Administration for vepdegestrant.
•Presented results from the VERITAC-2 Phase 3 clinical trial in a late-breaker oral presentation at the American Society of Clinical Oncology, with simultaneous publication of results in the New England Journal of Medicine.
◦Pivotal Phase 3 VERITAC-2 clinical trial results demonstrated 2.9-month improvement in median progression-free survival (PFS) when compared to fulvestrant in previously treated patients with an estrogen receptor 1 mutation; the trial did not reach statistical significance in improvement in PFS in the intent-to-treat population.
◦Vepdegestrant was generally well tolerated, with few discontinuations and low rates of gastrointestinal-related adverse events
•Added a combination cohort of vepdegestrant plus Pfizer’s KAT6 inhibitor (PF-07248144) to Pfizer’s ongoing Phase 1 clinical trial (ClinicalTrials.gov Identifier: NCT04606446).

◦The trial is currently evaluating Pfizer’s KAT6 inhibitor in combination with endocrine therapies following CDK4/6 inhibitor treatments; the trial is being operationalized and funded by Pfizer.
ARV-102: Oral PROTAC LRRK2 degrader
•Presented single ascending dose (SAD) and multiple ascending dose (MAD) data from the ongoing Phase 1 clinical trial in healthy volunteers in an oral session at the Alzheimer’s Disease/Parkinson’s Disease (AD/PD) conference and at the International Association of Parkinsonism and Related Disorders demonstrating blood-brain barrier penetration, central and peripheral LRRK2 degradation, and reduction of pathway biomarkers:
◦At a single oral dose of at least 60 mg, and once daily repeated oral doses of at least 20 mg, ARV-102 achieved greater than 50% LRRK2 reduction in the cerebral spinal fluid (CSF) and greater than 90% LRRK2 reduction in the peripheral blood mononuclear cells (PBMCs), indicating substantial central and peripheral LRRK2 protein degradation.
◦Inhibition of Rab10 phosphorylation in PBMCs and reduction of bis(monoacylglycerol)phosphate (BMP) in urine following single doses of ARV-102, signifying downstream LRRK2 pathway engagement.
◦Bioavailable and brain penetrant with dose dependent exposure in the CSF.
◦ARV-102 was generally safe and well tolerated with no serious adverse events reported after single or multiple doses.
•Completed enrollment in the SAD cohort of the ongoing Phase 1 clinical trial in patients with Parkinson’s disease.
•Activated site in preparation for multiple dose cohort initiation in patients with Parkinson’s disease.
ARV-393: Oral PROTAC BCL6 degrader
•Continued recruiting patients in the first-in-human Phase 1 clinical trial in patients with relapsed/refractory non-Hodgkin lymphoma (NHL) (ClinicalTrials.gov Identifier: NCT06393738).
•Presented new preclinical data at the 2025 American Association for Cancer Research (AACR) annual meeting and the European Hematology Association (EHA) 2025 Congress:
◦Data presented at AACR demonstrated that ARV-393 had broad and significant combinability with standard of care chemotherapy, standard of care biologics and investigational small molecule inhibitors targeting clinically validated oncogenic drivers of lymphoma.
◦Data presented at EHA demonstrated:
▪Significant single-agent activity of ARV-393 in models of nodal T-follicular helper cell lymphoma, angioimmunoblastic-type (also known as AITL) and transformed follicular lymphoma.
▪Enhanced tumor growth inhibition, including tumor regressions, with ARV-393 in combination with small molecule inhibitors in models of aggressive diffuse large B-cell lymphoma (DLBCL).

◦Overall, current preclinical data suggest that ARV-393 has the potential to be an attractive combination partner for development of novel therapies for lymphoma, including chemo-free combination regimens and/or “all oral” treatment options.
ARV-806: Novel PROTAC KRAS G12D degrader
•Initiated enrollment in the Phase 1 clinical trial evaluating ARV-806 in patients with solid tumors harboring KRAS G12D mutations (ClinicalTrials.gov Identifier: NCT07023731).
Corporate updates:
•Announced that John Houston, Ph.D., Chairperson, Chief Executive Officer (CEO) and President at Arvinas, informed the Board of Directors of his plans to retire from his role as CEO and President following a search for, and the appointment of, a new CEO.
◦The Arvinas Board of Directors has begun a search for a new CEO, and Dr. Houston will remain Chairperson of Arvinas’ Board of Directors upon retiring as CEO and President.
Anticipated Upcoming Milestones and Expectations
Vepdegestrant: Oral PROTAC ER degrader As part of Arvinas’ global collaboration with Pfizer, the companies plan to:
•Continue market preparations for vepdegestrant in advance of the PDUFA action date.
•Revise our vepdegestrant collaboration with Pfizer with the goal of maximizing the value of vepdegestrant.
•Present patient reported outcomes data from the VERITAC-2 clinical trial evaluating vepdegestrant versus fulvestrant for previously treated patients with ESR1 mutated- ER+/HER2- advanced or metastatic breast cancer at the European Society for Medical Oncology 2025 Congress (October 2025).
•Present results of the TACTIVE-N trial, a Phase 2 clinical trial of neoadjuvant vepdegestrant, in a mini oral session at European Society for Medical Oncology 2025 Congress (ClinicalTrials.gov Identifier: NCT05549505) (October 2025).
ARV-102: Oral PROTAC LRRK2 degrader
•Share final data from the SAD/MAD cohorts of the Phase 1 clinical trial in healthy volunteers (2H 2025).
•Share initial data from the SAD cohort of the ongoing Phase 1 clinical trial in patients with Parkinson’s disease (2H 2025).
•Initiate enrollment in the multiple dose cohort of the Phase 1 clinical trial in patients with Parkinson’s disease (2H 2025); present initial data from multiple dose cohort (2026).
•Initiate Phase 1b clinical trial in patients with progressive supranuclear palsy (1H 2026).
ARV-393: Oral PROTAC BCL6 degrader

•Share preclinical data in combination with glofitamab in models of aggressive high grade DLBCL (2H 2025).
•Share preliminary clinical data from the ongoing Phase 1 clinical trial in patients with NHL (ClinicalTrials.gov Identifier: NCT06393738) (2H 2025).
ARV-806: Novel PROTAC KRAS G12D degrader
•Continue enrollment in the Phase 1 clinical trial of ARV-806 in patients with solid tumors harboring KRAS G12D mutations (ClinicalTrials.gov Identifier: NCT07023731).
•Share preclinical data from the clinical stage ARV-806 program (2H 2025).
Financial Guidance
Based on its current operating plan, Arvinas believes its cash, cash equivalents, and marketable securities as of June 30, 2025, is sufficient to fund planned operating expenses and capital expenditure requirements into the second half of 2028.
Second Quarter Financial Results
Cash, Cash Equivalents, and Marketable Securities Position: As of June 30, 2025, cash, cash equivalents and marketable securities were $861.2 million as compared with $1,039.4 million as of December 31, 2024. The decrease in cash, cash equivalents and marketable securities of $178.2 million for the six months ended June 30, 2025 was primarily related to cash used in operations of $177.0 million, the purchase of lab equipment and leasehold improvements of $1.6 million and $0.1 million of long term debt repayments, partially offset by proceeds from the issuance of shares under the ESPP of $0.5 million.
Research and Development Expenses: Generally Accepted Accounting Principles (GAAP) Research and development (R&D) expenses were $68.6 million for the quarter ended June 30, 2025, as compared with $93.7 million for the quarter ended June 30, 2024. The decrease in research and development expenses of $25.1 million for the quarter was primarily due to a decrease in external expenses of $18.3 million and a decrease in compensation and related personnel expenses of $7.9 million, which are not allocated by program. External expenses include (i) program-specific expenses, which decreased by $15.9 million, primarily driven by decreases in our vepdegestrant (ARV-471) and luxdegalutamide (ARV-766) programs of $10.0 million and $9.5 million, respectively, partially offset by increases in our ARV-102 and ARV-806 programs of $2.1 million and $1.5 million, respectively, and (ii) our non-program specific expenses, which decreased by $2.4 million.
Non-GAAP R&D expenses were $59.5 million for the quarter ended June 30, 2025, as compared with $83.0 million for the quarter ended June 30, 2024, excluding $0.6 million of restructuring expense for the three months ended June 30, 2025, and $8.5 million and $10.7 million of non-cash stock-based compensation expense for the three months ended June 30, 2025 and 2024, respectively A reconciliation of GAAP to non-GAAP financial measures used in this press release can be found at the end of this press release.

General and Administrative Expenses: GAAP General and administrative (G&A) expenses were $25.3 million for the quarter ended June 30, 2025, as compared with $31.3 million for the quarter ended June 30, 2024. The decrease in general and administrative expenses of $6.0 million for the quarter was primarily due to a decrease in personnel and infrastructure related costs of $4.8 million and professional fees of $2.2 million, partially offset by an increase in costs related to developing our commercial operations of $1.1 million.

Non-GAAP G&A expenses were $20.2 million for the quarter ended June 30, 2025, as compared with $20.4 million for the quarter ended June 30, 2024, excluding $0.4 million of restructuring expense for the quarter ended June 30, 2025, and $4.7 million and $10.9 million of non-cash stock-based compensation expense for the quarter ended June 30, 2025 and 2024, respectively. A reconciliation of GAAP to non-GAAP financial measures used in this press release can be found at the end of this press release.
Revenue: Revenue was $22.4 million for the quarter ended June 30, 2025 as compared with $76.5 million for the quarter ended June 30, 2024. Revenue for the quarter is related to the Vepdegestrant (ARV-471) Collaboration Agreement with Pfizer and the collaboration and license agreement with Pfizer. The decrease of $54.1 million was primarily due to $45.6 million of decreased revenue from the Novartis License Agreement and the Novartis Asset Agreement, both of which were entered into during the three months ended June 30, 2024 and were completed by December 31, 2024 as the technology transfer of our ongoing and planned clinical trials of luxdegalutamide (ARV-766) were transitioned to Novartis. Revenue from the Vepdegestrant (ARV-471) Collaboration Agreement with Pfizer decreased by $6.8 million related to the removal of the first-line Phase 3 combination trial with Pfizer’s novel investigational CDK4 inhibitor, atirmociclib, and the removal of the second-line Phase 3 combination trial with a CDK4/6 inhibitor from the development plan during the first quarter of 2025 and revenue from the Bayer Collaboration Agreement decreased by $1.6 million as a result of the termination of the Bayer Collaboration Agreement in August 2024.

Investor Call & Webcast Details
Arvinas will host a conference call and webcast today, August 6, 2025, at 8:00 a.m. ET to review its second quarter 2025 financial results and discuss recent corporate updates. Participants are invited to listen by going to the Events and Presentation section under the Investors page on the Arvinas website at www.arvinas.com. A replay of the webcast will be available on the Arvinas website following the completion of the event and will be archived for up to 30 days.

About Arvinas
Arvinas (Nasdaq: ARVN) is a clinical-stage biotechnology company dedicated to improving the lives of patients suffering from debilitating and life-threatening diseases. Through its PROTAC (PROteolysis TArgeting Chimera) protein degrader platform, Arvinas is pioneering the development of protein degradation therapies designed to harness the body’s natural protein disposal system to selectively and efficiently degrade and remove disease-causing proteins. Arvinas is currently progressing multiple investigational drugs through clinical development programs, including vepdegestrant, targeting the estrogen receptor for patients with locally advanced or metastatic ER+/HER2- breast cancer; ARV-393, targeting BCL6 for relapsed/refractory non-Hodgkin Lymphoma; ARV-102, targeting LRRK2 for neurodegenerative disorders; and ARV-806, targeting KRAS G12D for mutated cancers, including pancreatic and colorectal cancers. Arvinas is headquartered in New Haven, Connecticut. For more information about Arvinas, visit www.arvinas.com and connect on LinkedIn and X.
About Vepdegestrant
Vepdegestrant is an investigational, orally bioavailable PROTAC protein degrader designed to specifically target and degrade the estrogen receptor (ER) for the treatment of patients with ER positive (ER+)/human epidermal growth factor receptor 2 (HER2) negative (ER+/HER2-) breast cancer.
In July 2021, Arvinas announced a global collaboration with Pfizer for the co-development and co-commercialization of vepdegestrant; Arvinas and Pfizer will share worldwide development costs, commercialization expenses, and profits.
About ARV-102

ARV-102 is an investigational, orally bioavailable and brain-penetrant PROTAC protein degrader designed to specifically target and degrade leucine-rich repeat kinase 2 (LRRK2), which is a large, multidomain scaffolding kinase. Increased activity and expression of LRRK2 have been implicated in the pathogenesis of neurological diseases, including LRRK2 genetic and idiopathic Parkinson’s disease and progressive supranuclear palsy.
About ARV-393
ARV-393 is an investigational, orally bioavailable PROTAC designed to specifically target and degrade B-cell lymphoma 6 protein (BCL6), a transcriptional repressor and major driver of B-cell lymphomas. During B-cell development, tightly controlled BCL6 protein expression regulates >600 genes to facilitate rapid B-cell proliferation and tolerance of somatic hypermutation and gene recombination for antibody generation. Deregulated BCL6 expression is common in B-cell lymphoma and promotes cancer cell survival, proliferation, and genomic instability. PROTAC-mediated degradation has the potential to address the historically undruggable nature of BCL6. ARV-393 is currently in a Phase 1 clinical trial in patients with relapsed/refractory non-Hodgkin lymphoma.
About ARV-806
ARV‑806 is a novel, investigational PROTAC degrader designed to selectively target and degrade mutant Kirsten rat sarcoma (KRAS) G12D — a highly prevalent oncogenic driver in solid tumors such as pancreatic, colorectal, and lung cancers. Engineered using Arvinas’ proprietary protein degradation platform, ARV‑806 has demonstrated potent, selective degradation of KRAS G12D in preclinical models, resulting in sustained MAPK pathway suppression and robust anti-tumor activity. ARV‑806 is currently being evaluated in a Phase 1 clinical trial in patients with advanced solid tumors harboring KRAS G12D mutations, following FDA clearance of an Investigational New Drug (IND) application in 2025.
Non-GAAP Financial Information
The results presented in this press release include both Generally Accepted Accounting Principles (GAAP) information and non-GAAP information. As used in this release, non-GAAP research and development (“R&D”) expense is defined by Arvinas as GAAP R&D expense excluding restructuring and stock-based compensation expense, and non-GAAP general and administrative (“G&A”) expense is defined by Arvinas as GAAP G&A expense excluding restructuring and stock-based compensation expense. Arvinas uses these non-GAAP financial measures to evaluate Arvinas’ ongoing operations and for internal planning and forecasting purposes. Arvinas believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Other companies, including companies in Arvinas’ industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of Arvinas’ non-GAAP financial measures as tools for comparison. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate Arvinas’ business
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties, including statements regarding: current preclinical data suggesting that ARV-393 has the potential to be an attractive combination partner for development of novel therapies for lymphoma, including chemo-free combination regimens and/or “all oral” treatment options; Arvinas’ plans, along with Pfizer, with respect to vepdegestrant and the timing related to such plans, including: plans to continue market preparations for vepdegestrant in preparation for PDUFA action date, to revise the vepdegestrant collaboration with Pfizer with the goal of maximizing the value of vepdegestrant, to present patient reported outcomes data from the VERITAC-2 clinical trial evaluating vepdegestrant versus fulvestrant for previously treated patients with ESR1 mutated- ER+/HER2- advanced or metastatic breast cancer, and to present results of the TACTIVE-N clinical trial; Arvinas’ plans with respect to ARV-102 and the timing of such plans, including: plans to share final data from the SAD/MAD cohorts of the Phase 1 clinical trial of ARV-102 in healthy volunteers, to share initial enrollment from the SAD cohort of the ongoing Phase 1 clinical trial of ARV-102 in patients with Parkinson’s disease, to initiate enrollment in the multiple dose cohort of the Phase 1 clinical trial of ARV-102 in patients with Parkinson’s disease, and to initiate a Phase 1b clinical trial of ARV-102 in patients with progressive supranuclear palsy; Arvinas’ plans with respect to ARV-393 and the timing of such plans, including: plans to share preclinical data of ARV-393 in combination with glofitamab in models of aggressive high grade DLBCL and to share preliminary clinical data from the ongoing Phase 1 clinical trial of ARV-393 in patients with NHL; Arvinas’ plans with respect to ARV-806 and the timing of such plans, including: plans to continue enrollment in the Phase 1 clinical trial of ARV-806 in patients with solid tumors harboring KRAS G12D mutations, and to share preclinical data from the clinical stage ARV-806; the potential benefits of Arvinas’ product candidates, including vepdegestrant, ARV-102, ARV-393 and ARV-806; John Houston, Ph.D.’s retirement from his role as CEO and President and his continuing role as chairperson of the Arvinas Board of Directors, and statements regarding Arvinas’ search for and succession plan for the CEO position of Arvinas; and statements regarding Arvinas’ cash, cash equivalents and marketable securities, including their sufficiency to fund planned operating expenses and capital expenditure requirements into the second half of 2028. All statements, other than statements of historical fact, contained in this press release, including statements regarding Arvinas’ strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “goal,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
Arvinas may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on such forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements Arvinas makes as a result of various risks and uncertainties, including but not limited to: whether Arvinas and Pfizer will be able to successfully conduct and complete clinical development for vepdegestrant; whether Arvinas and Pfizer will successfully perform their respective obligations under the current or any revised collaboration between Arvinas and Pfizer; whether Arvinas will be able to successfully conduct and complete development for its other product candidates, including ARV-393, ARV-102, ARV-806, and including whether Arvinas initiates and completes clinical trials for its product candidates and receives results from its clinical trials and preclinical studies on its expected timelines or at all; whether Arvinas and Pfizer, as appropriate, will be able to obtain marketing approval for and commercialize vepdegestrant and other product candidates on current timelines or at all; risks related to the ability to identify and attract a qualified candidate to serve as Arvinas’ next CEO; Arvinas’ ability to protect its intellectual property portfolio; Arvinas’ reliance on third parties; the impact of the workforce reduction on the Company’s business and reputation; whether Arvinas will be able to raise capital when needed; whether Arvinas’ cash and cash equivalent resources will be sufficient to fund its foreseeable and unforeseeable operating expenses and capital expenditure requirements; and other important factors discussed in the “Risk Factors” section of Arvinas’ Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent other reports on file with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this press release reflect Arvinas’ current views with respect to future events, and Arvinas assumes no obligation to update any forward-looking statements, except as required by applicable law. These forward-looking statements should not be relied upon as representing Arvinas’ views as of any date subsequent to the date of this release.

Contacts

Investors:
Jeff Boyle
+1 (347) 247-5089
Jeff.Boyle@arvinas.com

Media:
Kathleen Murphy
+1 (203) 584-0307
Kathleen.Murphy@arvinas.com

Arvinas, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

(dollars and shares in millions, except per share amounts)	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$114.9	$100.5
Restricted cash	—	—
Marketable securities	746.3	938.9
Accounts receivable	0.5	5.7
Other receivables	10.6	8.0
Prepaid expenses and other current assets	17.2	14.2
Total current assets	889.5	1,067.3
Property, equipment and leasehold improvements, net	6.1	7.0
Operating lease right-of-use assets	9.3	9.0
Collaboration contract asset and other assets	4.4	8.1
Total assets	$909.3	$1,091.4
Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$53.1	$71.8
Deferred revenue	102.9	156.2
Current portion of operating lease liabilities	1.8	1.8
Total current liabilities	157.8	229.8
Deferred revenue	134.1	292.0
Long-term debt	0.5	0.6
Operating lease liabilities	7.6	7.3
Total liabilities	300.0	529.7
Stockholders’ equity:
Preferred stock, $0.001 par value, zero shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.001 par value; 73.2 and 68.8 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	0.1	0.1
Accumulated deficit	(1,509.9)	(1,531.6)
Additional paid-in capital	2,118.1	2,092.2
Accumulated other comprehensive income	1.0	1.0
Total stockholders’ equity	609.3	561.7
Total liabilities and stockholders’ equity	$909.3	$1,091.4

Arvinas, Inc.
Condensed Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(dollars and shares in millions, except per share amounts)	2025	2024	2025	2024
Revenue	$22.4	$76.5	$211.2	$101.8
Operating expenses:
Research and development	68.6	93.7	159.4	178.0
General and administrative	25.3	31.3	51.9	55.6
Total operating expenses	93.9	125.0	211.3	233.6
Loss from operations	(71.5)	(48.5)	(0.1)	(131.8)
Interest and other income	10.0	13.5	21.6	27.5
Net (loss) income before income taxes	(61.5)	(35.0)	21.5	(104.3)
Income tax benefit (expense)	0.3	(0.2)	0.2	(0.3)
Net (loss) income	$(61.2)	$(35.2)	$21.7	$(104.6)

(Loss) earnings per common share
Basic	$(0.84)	$(0.49)	$0.30	$(1.46)
Diluted	$(0.84)	$(0.49)	$0.30	$(1.46)

Weighted average common shares outstanding
Basic	73.0	71.9	72.8	71.7
Diluted	73.0	71.9	73.0	71.7
Arvinas, Inc.
Reconciliation of GAAP to Non-GAAP Information

	For the Three Months Ended June 30,		For the	For the Six Months Ended June 30,
(dollars and shares in millions, except per share amounts)	2025	2024		2025	2024
Research and development reconciliation
GAAP research and development expenses	$68.6	$93.7		$159.4	$178.0
Less: restructuring expense	0.6	—		0.6	—
Less: stock-based compensation expense (*)	8.5	10.7		20.0	23.0
Non-GAAP research and development expenses	$59.5	$83.0		$138.8	$155.0
General and administrative reconciliation
GAAP general and administrative expenses	$25.3	$31.3		$51.9	$55.6
Less: restructuring expense	0.4	—		0.4	—
Less: stock-based compensation expense (*)	4.7	10.9		10.2	17.2
Non-GAAP general and administrative expenses	$20.2	$20.4		$41.3	$38.4
(*)    Excludes restructuring related stock-based compensation.